Exhibit 1.1

15,540,000 Shares*

NEW YORK COMMUNITY BANCORP, INC.

Common Stock

UNDERWRITING AGREEMENT

May 19, 2008

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

New York Community Bancorp, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (the “Offering”) to Raymond James & Associates, Inc. (the “Underwriter”), an aggregate of 15,540,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”). The aggregate of 15,540,000 shares of Common Stock to be purchased from the Company are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriter, upon the terms and conditions stated herein, up to an additional 2,331,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriter, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”

The Company wishes to confirm as follows its agreement with the Underwriter in connection with the purchase of the Shares from the Company.

1. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company at a purchase price of $19.00 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of the Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 2,331,000 Additional Shares at the purchase

*	Plus an additional 2,331,000 shares subject to Underwriter’s over-allotment option.

price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, the Underwriter agrees to purchase the number of Additional Shares (subject to such adjustments as the Underwriter may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Shares set forth opposite the name of the Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

2. Terms of Public Offering. The Company has been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriter’s judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

3. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 250 Park Avenue, New York, New York at 10:00 a.m., New York time, on May 23, 2008, or such other place, time and date not later than 1:30 p.m., New York time, on May 30, 2008 as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriter and the Company. The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any reasonable determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the offices of Raymond James & Associates, Inc., 250 Park Avenue, New York, New York, at 10:00 a.m., New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Underwriter to the Company of the Underwriter’s determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriter is exercising the option and (ii) the names and denominations for the certificate for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Underwriter and the Company.

The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to one or more accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Underwriter to the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

It is understood that the Underwriter has been authorized, for its own account, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriter has agreed to purchase.

4. Representations and Warranties of the Company.

4.1 The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-129338), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule

424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Annex I hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein.

(c) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 and Rule 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

(d) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(e) For purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex I hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(e) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties agree that such information consists solely of the material referred to in the last sentence of Section 1(b).

(f) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(h) The Company and its Subsidiaries listed on Schedule II hereto (the “Subsidiaries”) have been duly organized and are validly existing as corporations, statutory business trusts or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, statutory business trusts or limited liability companies in each jurisdiction in which the character or location of their respective properties (owned, leased or licensed) or the nature or conduct of their respective businesses makes such qualification necessary, except where the failure to be so qualified or in good standing (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’

equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company and New York Community Bank (the “Bank”)) or taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”), and have all requisite power and authority to own, lease or operate their respective properties and to conduct their respective businesses as described in the Prospectus.

(i) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the caption “Description of Common Stock” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Pricing Disclosure Package, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization;” all of the outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly authorized and validly issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; and all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims.

(j) The Shares have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(k) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). No Subsidiary (other than the Bank) is a “significant subsidiary,” as such term is defined in Rule 405 of the Securities Act; and no Subsidiary other than the Bank (each an “Other Subsidiary”) is material to the business and operations of the Company.

(l) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Pricing Disclosure Package. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Pricing Disclosure Package have been duly and validly authorized by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with, require consent under or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) conflict with or violate the provisions of the charter or by-laws or other organizational document of the Company or any Subsidiary, or (iii) conflict with or violate any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any Subsidiary or any of their properties or assets; and except for the registration of the Common Stock under the Securities Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such Governmental Entity is required for the execution, delivery or performance of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(n) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Relevant Security owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(o) The Company and its affiliates have not and will not have as of any Closing Date sold or issued any Relevant Security during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, and other than as disclosed or incorporated by reference in the Prospectus.

(p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, except as disclosed in the Registration Statement and the Pricing Disclosure Package, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each Subsidiary, individually (with respect to the Company and the Bank) or taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Pricing Disclosure Package present fairly the financial condition and results of operations of the Company, its consolidated subsidiaries and the other entities for which financial statements are included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, at the dates and for the periods indicated, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package and the books and records of the respective entities presented therein.

(r) KPMG LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

(s) There are no pro forma or as adjusted financial statements which are required to be included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package in accordance with Regulation S-X which have not been included or incorporated by reference as so required.

(t) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described or incorporated by reference in the Registration Statement and the Pricing Disclosure Package. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(v) Other than those described or incorporated by reference in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and the defense of all such proceedings against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(w) There are no contracts or other documents which are required by the Securities Act to be described in the Pricing Disclosure Package or filed as exhibits to the Registration Statement by the Securities Act or which are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Pricing Disclosure Package which have not been described in the Pricing Disclosure Package or described in or filed as exhibits to documents so incorporated by reference.

(x) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Pricing Disclosure Package which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Pricing Disclosure Package. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(y) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(z) The Company has filed all federal, state and local income and franchise tax returns required to be filed with respect to the Company and its Subsidiaries through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, could have) a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are reasonably believed to be adequate to meet any assessments and related liabilities for any such period and, since December 31, 2004, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(aa) The Company and the Subsidiaries maintain “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) designed by the Company’s principal executive officer and principal financial officer, or under their supervision, sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Neither the Company nor any Subsidiary (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Pricing Disclosure Package.

(cc) Neither the Company nor any Subsidiary (except for Peter B. Cannell & Co., Inc.) is, or will be after the offering and application of the proceeds therefrom, an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(dd) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) having authority over the Company or any subsidiary and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Pricing Disclosure Package, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter, each of which has been obtained and is in full force and effect.

(hh) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and its Subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better; (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or such Subsidiary to carry on its business as currently conducted, except for those the failure of which to possess would not have a Material Adverse Effect; (iii) has not received any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that the Company or any Subsidiary is not in material compliance with any statutes, regulations or ordinances, except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation (“FDIC”) deposit insurance; and (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any Subsidiary and neither it nor any Subsidiary has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(ii) The Bank is duly organized and is validly existing as a stock savings bank under the laws of the State of New York; the Bank is a member in good-standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

(jj) The Company, the Bank and the other Subsidiaries currently maintain, or are covered by, insurance in such amounts and covering such risks as is considered by each of them to be reasonable for their respective operations and their known liabilities contingent and otherwise. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor the Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated; and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or the Bank under such policies, other than as described or contemplated in the Prospectus. All such insurance of the Company and its Subsidiaries is valid and enforceable and in full force and effect. The Company reasonably believes that it will be able to renew its existing insurance and the Bank’s insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(kk) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering, other than as contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(ll) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

(mm) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(nn) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s independent registered public accountants and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(oo) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, there has been no change in internal control or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) The statistical and market-related data contained in the Pricing Disclosure Package and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(qq) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files periodic reports with the Commission on EDGAR.

(rr) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ss) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus, if any, including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Prospectus and any Issuer Free Writing Prospectus set forth on Annex I hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex II hereto and any electronic road show previously consented to by the Underwriter.

5. Covenants and Agreements of the Company.

5.1 The Company covenants and agrees with the Underwriter as follows:

(a) Prior to the termination of the offering of the Common Stock, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriter a copy for the Underwriter’s review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Pricing Disclosure Package (prior to availability of the Prospectus) or the Prospectus as then supplemented or amended would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

(c) The Company will not, without the prior written consent of the Underwriter, (i) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex I hereto and any electronic road show previously consented to by the Underwriter, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, conflict with the information in the Registration Statement or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriter promptly and, if requested by the Underwriter, prepare and furnish without charge to the Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) that will correct such statement, omission or conflict or effect such compliance.

(d) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Securities Act, as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee required by FINRA in connection with its review of the Offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) During the period of 30 days from the date of the Prospectus (the “Lock Up Period”), without the prior written consent of the Underwriter, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking (“Lock-Up Agreement”) in substantially the form of Annex II hereto of each of its officers and directors listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than, in the case of each of the foregoing clauses, the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock (w) pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan; (x) upon the exercise of currently outstanding options; (y) upon the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectus; and (z) pursuant to the exercise of warrants attached to the Company’s outstanding BONUSESSM Units. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension. The Company will provide the Underwriter and each officer and director of the Company listed on Schedule II attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(i) The Company shall use its best efforts to have the Shares admitted and authorized for listing on the NYSE, and satisfactory evidence of such admission and authorization for listing shall be provided to the Underwriter, if obtained.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(k) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package.

The Underwriter, severally and not jointly, covenants and agrees with the Company that the Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if the Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

6. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Pricing Disclosure Package, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(i), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of counsel for the Underwriter in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriter relating thereto; (v) the fees and expenses associated with listing the Shares on the NYSE; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the Underwriter; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 6 and in Section 7 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

7. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter through you, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

In addition to its other obligations under this Section 7, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 7, the party against whom indemnification is being sought will reimburse the Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it (together with interest as set forth in the immediately following sentence) to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against the Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought jointly and severally against the Company, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriter and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 7.

The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

In any event, the Company will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 7 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriter shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriter from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriter, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligation to contribute pursuant to this Section 7 is several in proportion to the respective numbers of Firm Shares set forth opposite its name in Schedule I hereto.

Notwithstanding the second paragraph of this Section 7, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 7 and the several, and not joint, representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 7, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 7, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 7.

8. Conditions of Underwriter’s Obligations. The several obligations of the Underwriter to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) except as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Pricing Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c) The Underwriter shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of R. Patrick Quinn, in-house counsel to the Company, substantially to the effect that:

(i) Each of the Company, the Bank and, to such counsel’s knowledge, each Other Subsidiary has all corporate or other power and authority necessary to own or hold its property and conduct its business as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Common Stock;” and all of the issued shares of capital stock of each of the Bank and, to such counsel’s knowledge, each Other Subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company;

(iii) The issue and sale of the Shares being delivered on the Closing Date and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Company, the Bank or, to the best of such counsel’s knowledge, any Other Subsidiary, is a party or by which the Company, the Bank or, to such counsel’s knowledge, any Other Subsidiary, is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (B) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties or assets; except, with respect to clauses (A) and (B) as such clauses apply to the Other Subsidiaries, for those defaults, breaches or violations that would not reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorizations or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

(iv) Each of the Company and its Subsidiaries has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws (each, a “Government Entity”), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such authorization is valid and in full force and effect and, to such counsel’s knowledge, each of the Company and its Subsidiaries is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to such counsel’s knowledge, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization; and, to such counsel’s knowledge, such authorizations contain no restrictions that are burdensome to the Company or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect; and

To such counsel’s knowledge, except as disclosed or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, might have a Material Adverse Effect on (A) any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (1) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (2) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance, and (B) any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any Subsidiary, or any notice that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by Governmental Entities.

(d) The Underwriter shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Kilpatrick Stockton LLP, counsel to the Company, substantially to the effect that:

(i) Each of the Company and the Bank is validly existing as a corporation and stock savings bank, respectively, in good standing under the laws of its jurisdiction of organization; the Company is duly qualified to do business and is in good standing as a foreign corporation in the State of New York;

(ii) The Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

(iii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the documents incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Exchange Act;

(iv) To such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, that have not been so described or filed, and there are no contracts or other documents that are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Prospectus that have not been so described or filed;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(vi) The issue and sale of the Shares being delivered on the Closing Date and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s periodic reports filed under the Exchange Act to which any of the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, or (B) result in any violation of the provisions of the charter or by-laws of the Company or the Bank or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties or assets;

(vii) To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

(viii) The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ix) The Bank is a member of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC;

(x) The Bank is a stock savings bank in good standing under the laws of New York; and

(xi) The statements contained in each of the Prospectus and the Company’s most recent annual report on Form 10-K under the caption “Regulation and Supervision,” and in the Prospectus under the caption “Description of Common Stock,” insofar as they describe federal statutes, rules and regulations and other legal matters constitute a fair summary thereof.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (III) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Underwriter shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Morrison & Foerster LLP, as counsel for the Underwriter, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as the Underwriter may reasonably request, and the Company and its counsel shall have furnished to counsel for the Underwriter such documents as such counsel may reasonably request for the purpose of enabling such counsel to pass upon such matters.

(f) The Underwriter shall have received on the Closing Date or Additional Closing Date, as the case may be, a certificate of the Company’s Chief Executive Officer or a Senior Vice President and its Chief Financial Officer stating that: (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 4 hereof are accurate, (iii) as of the Closing Date or the Additional Closing Date, as the case may be, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Rules and Regulations that have not been included as required and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually (with respect to the Company and the Bank) or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries taken as a whole; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

(g) The Underwriter shall have received letters addressed to it and dated the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, substantially in the form heretofore approved by the Underwriter.

(h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 8(h) and in Sections 8(b) and 8(i) hereof.

(i) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(j) The Company shall have furnished or caused to have been furnished to you the Underwriter further certificates and documents as the Underwriter shall have reasonably requested.

(k) At or prior to the Closing Date, the Underwriter shall have received Lock-Up Agreements in substantially the form of Annex II hereto from each of the Company’s officers and directors listed on Schedule III attached hereto.

(l) At the Closing Date, the Shares shall have been approved for listing on the NYSE.

(m) At or prior to the effective date of the Registration Statement, if the Offering is required to be reviewed by FINRA, the Underwriter shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and its counsel.

The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 8, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but the Underwriter shall be entitled to waive any of such conditions.

9. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 6 and 7 shall at all times be effective.

10. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in the Underwriter’s sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

11. Information Furnished by the Underwriter. The Company acknowledges that (i) the sentence immediately preceding the name of the Underwriter on the cover page of the Prospectus and (ii) the third paragraph (except for the third sentence of such paragraph) under the caption “Underwriting” in the Prospectus, constitute the only information furnished by the Underwriter as such information is referred to in Sections 4.1(b) and 7 hereof.

12. Miscellaneous. Except as otherwise provided in Section 5 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

Attention: R. Patrick Quinn

with a copy to

Kilpatrick Stockton LLP

607 14th Street, N.W.

Suite 900

Washington, D.C. 20005

Attention: Eric S. Kracov

(ii)	to the Underwriter

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Scott Cook

with a copy to

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Attention: Anna T. Pinedo

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and its directors and officers.

13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[The remainder of this page is left intentionally blank.]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours,

NEW YORK COMMUNITY BANCORP, INC.

/s/ Thomas R. Cangemi
Senior Executive Vice President and Chief Financial Officer

CONFIRMED as of the date first above mentioned.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Scott B. Cook
Authorized Representative
Senior Managing Director
Corporate Syndicate

Schedule I

Name	Number Firm Shares
Raymond James & Associates, Inc.	15,540,000
Total:	15,540,000

Schedule II

Subsidiaries of the Company

New York Community Bank

New York Commercial Bank

Non-Banking Subsidiaries

Long Island Financial Client Services Corp.

Long Island Commercial Services Corp.

New York Community Newco, Inc.

Subsidiaries (Non-REIT)

1400 Corp.

Bellingham Corp.

Beta Investments, Inc.

Blizzard Realty Corp.

BSR 1400 Corp.

CFS Investments, Inc.

Eagle Rock Investment Corp.

Ferry Development Holding Company

Gramercy Leasing Services, Inc.

The Hamlet On Olde Oyster Bay, LLC (50% JV)

The Hamlet at Willow Creek, LLC (50% JV)

Mt. Sinai Ventures, LLC

NYCB Community Development Corp.

O.B. Ventures, LLC

Pacific Urban Renewal Corp.

Peter B. Cannell & Co., Inc.

RCBK Mortgage Corp.

RCSB Corporation

Richmond Enterprises Inc.

Roslyn National Mortgage Corporation

RSB Agency, Inc.

Somerset Manor Holding Corp.

Somerset Manor North Realty Holding Company, LLC

Somerset Manor South Realty Holding Company, LLC

Somerset Manor North Operating Company, LLC

Somerset Manor South Operating Company, LLC

Standard Funding Corp.

Standard Funding of California, Inc.

Woodhaven Investments, Inc.

REIT Subsidiaries:

Columbia Preferred Capital Corp.

Ironbound Investment Company, Inc.

Long Island Commercial Capital Corporation

Omega Commercial Mortgage Corp.

Richmond County Capital Corporation

Roslyn Real Estate Asset Corp.

Trusts:

Haven Capital Trust II

LIF Statutory Trust I

New York Community Capital Trust V

New York Community Capital Trust X

New York Community Capital Trust XI

PennFed Capital Trust II

PennFed Capital Trust III

Queens Capital Trust I

Queens County Statutory Trust I

Foundations:

Long Island Commercial Bank Foundation

Richmond County Savings Foundation

South Jersey Savings Charitable Foundation

The Roslyn Savings Foundation

Inactive Subsidiaries:

Bayonne Service Corp.

BSR Corp.

Columbia Funding Corporation

Columbia Travel Services, Inc.

Main Omni Realty Corp.

MFO Holding Corp.

Old Northern Company Ltd.

Penn Savings Insurance Agency, Inc.

PennFed Title Service Corporation

Residential Mortgage Banking, Inc.

Richmond REO, LLC

RSB RNMC Re, Inc.

Synergy Financial Services, Inc.

VBF Holding Corporation

Schedule III

Officers and Directors

Directors

Joseph R. Ficalora	Chairman of the Board, President and CEO

Donald M. Blake	Director

Max L. Kupferberg	Director

Dominic Ciampa	Director

Robert S. Farrell	Director

William C. Frederick, MD	Director

John A. Pileski	Director

James J. O’Donovan	Director

Maureen E. Clancy	Director

Hanif W. Dahya	Director

John T. Tsimbinos	Director

Spiros J. Voutsinas	Director

Michael J. Levine	Director

Hon. Guy V. Molinari	Director

Robert Wann	Director, Senior Executive Vice President and Chief Operating Officer

Executive Officers

Thomas R. Cangemi	Senior Executive Vice President and Chief Financial Officer

James J. Carpenter	Senior Executive Vice President and Chief Lending Officer

John J. Pinto	Executive Vice President and Chief Accounting Officer

Annex I

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

Annex II

Lock-Up Agreement

[Date]

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Re:	New York Community Bancorp, Inc. (the “Company”) - Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by New York Community Bancorp, Inc., a Delaware corporation (the “Company”), of its common stock, $.01 par value (the “Common Stock”).

In order to induce you to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc. (“Raymond James”), during the period from the date hereof until ninety 90 days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge (except for pledges of Common Stock existing on the date hereof to secure margin loan accounts of the undersigned), borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that nothing herein shall prevent the undersigned from (i) effecting sales of Common Stock pursuant to a written plan, in effect as of the date hereof, as contemplated pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or (ii) exercising employee stock options by using previously held shares of Common Stock to cover the applicable exercise price and from authorizing the Company to withhold the shares of Common Stock received upon such exercise to satisfy applicable tax withholding obligations; and provided further, however, that any shares of Common Stock received by the undersigned in connection with such exercise shall be subject to the terms hereof. In addition and notwithstanding the foregoing, with respect to the period from (and including) the 46th day to (and including) the 90th day of the Lock-Up Period only, nothing herein shall prevent the undersigned from disposing of shares of Common Stock acquired in connection with the exercise of stock options pursuant to the Company’s stock compensation plans to satisfy tax obligations arising during the

Lock-Up Period with respect to such exercise. As used herein “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Raymond James waives, in writing, such extension. The undersigned acknowledges that the Company has agreed in the underwriting agreement for the Offering to provide notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph, and the undersigned agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Raymond James, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:
Print Name:

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